[Letterhead of Morrison & Foerster LLP]

Exhibit 5.1

September 20, 2016

Board of Directors

MedEquities Realty Trust, Inc.

3100 West End Avenue, Suite 1000

Nashville, TN 37203

Re: Registration Statement on Form S-11

Ladies and Gentlemen:

We are acting as counsel to MedEquities Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with its registration statement on Form S-11 (File No. 333-206490), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of up to 22,914,133 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), including 2,988,800 shares of Common Stock that may be sold pursuant to the underwriters’ option to purchase additional shares (the “Over-allotment Option”), consisting of (i) 21,988,800 shares of Common Stock to be sold by the Company (including the Over-allotment Option) (the “Primary Shares”) and (ii) 925,333 shares of Common Stock (the “Secondary Shares”) to be sold by certain selling stockholders of the Company (the “Selling Stockholders”). All of the Shares are to be sold pursuant to the proposed form of Underwriting Agreement among the Company, MedEquities Realty Operating Partnership, LP (the “Operating Partnership”), the Selling Stockholders and the underwriters named therein (the “Underwriting Agreement”) filed as Exhibit 1.1 to the Registration Statement.

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in with the authorization, issuance and sale of the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company’s Articles of Amendment and Restatement. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Maryland General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.	Following (i) execution and delivery by the Company and the Operating Partnership of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Primary Shares pursuant to the terms of the Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Primary Shares specified in the resolutions of the Board of Directors of the Company and to be adopted by the Pricing Committee thereof, the Primary Shares will be validly issued, fully paid and nonassessable.

2.	The Secondary Shares to be sold by the Selling Stockholders are validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Morrison & Foerster LLP